As filed with the Securities and Exchange Commission on November 10, 2022.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAXEON SOLAR TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Singapore	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Maxeon Solar Technologies, Ltd. 8 Marina Boulevard #05-02 Marina Bay Financial Centre 018981, Singapore +65 6338 1888	Corporation Service Company 1180 Avenue of the Americas, Suite 210 New York, New York 11036-8401 800-927-9800
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Era Anagnosti, Esq. White & Case LLP 701 Thirteenth Street, NW Washington, District of Columbia 20005 Tel: (202) 626-3600	Kaya Proudian, Esq. Tabitha Saw, Esq. White & Case Pte. Ltd. 88 Market Street #41-01, CapitaSpring Singapore, 048948 Tel: +65 6225 6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2022

PROSPECTUS

32,688,454 Ordinary Shares

This prospectus relates to the offer and resale by the selling shareholders identified herein, including their pledgees, donees, transferees, assigns or other successors-in-interest, of up to 32,688,454 ordinary shares, no par value (“Ordinary Shares”) of Maxeon Solar Technologies, Ltd. (“we,” “our,” “us,” “Maxeon Solar” or the “Company”). We are registering the resale of the Ordinary Shares as required by (i) the Registration Rights Agreement entered into with Zhonghuan Singapore Investment and Development Pte. Ltd. (“TZE SG”) on August 17, 2022 (the “TZE SG Registration Rights Agreement”) with respect to the 2027 Notes (as defined herein), and (ii) the Registration Rights Agreement entered into with Total Solar INTL SAS (now known as TotalEnergies Solar INTL SAS) (“TTE Solar”), Total Gaz Electricité Holdings France SAS (now known as TotalEnergies Gaz & Electricité Holdings SAS) (“TTE Gaz”) and TZE SG (the “Registration Rights Agreement”) with respect to the Spin-Off (as defined herein).

TZE SG is a direct wholly owned subsidiary of TCL Zhonghuan Renewable Energy Technology Co., Ltd. (formerly known as Tianjin Zhonghuan Semiconductor Co., Ltd.) (“TZE”), a current shareholder of the Company holding 24.0% of the outstanding ordinary shares of the Company. TTE Solar and TTE Gaz are each affiliates of TotalEnergies SE (“TotalEnergies” and, together with TTE Solar and TTE Gaz, the “TTE Group”). The TTE Group collectively holds 24.4% of the outstanding shares of the Company. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders.

The selling shareholders may sell, transfer or otherwise dispose of any or all of the Ordinary Shares in open market or in private transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at prices related to the prevailing market price or at negotiated prices. See the disclosure under “Plan of Distribution” beginning on page 18 of this prospectus for more information about how the selling shareholders may sell or otherwise dispose of the Ordinary Shares hereunder.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “MAXN.” The closing price of the ordinary shares on the Nasdaq Global Select Market on November 9, 2022 was $17.53 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 11 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission”), utilizing a “shelf” registration process. Under this registration statement, the selling shareholders may sell from time to time in one or more offerings the Ordinary Shares described in this prospectus.

You should rely only on the information contained in this prospectus, incorporated by reference in this prospectus, or contained in any prospectus supplement or free writing prospectus filed with the Commission. Neither we nor the selling shareholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are offering to sell, and seeking offers to buy, our Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares, and the information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. Our business, financial condition, results of operations and prospects may have changed since such dates. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Ordinary Shares, you should refer to the registration statement, including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is, amongst others:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trustee of a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

MARKET INFORMATION

This prospectus and the documents incorporated by reference contain certain industry and market data that were obtained from third-party sources, such as industry surveys and industry publications, including, but not limited to, publications by Wood MacKenzie, PV Infolink, PV Insights, Bloomberg New Energy Finance, IHS Markit and International Technology Roadmap for Photovoltaic. This prospectus and the documents incorporated by reference also contain other industry and market data, including market sizing estimates, growth and other projections and information regarding our competitive position, prepared by our management on the basis of such industry sources and our management’s knowledge of and experience in the industry and markets in which we operate (including management’s estimates and assumptions relating to such industry and markets based on that knowledge). Our management has developed its knowledge of such industry and markets through its experience and participation in these markets.

In addition, industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that any projections they contain are based on a number of significant assumptions. Forecasts, projections and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section “Special Note About Forward-Looking Statements” below. You should not place undue reliance on these statements.

UNIT OF POWER

When referring to our solar power systems, our facilities’ manufacturing capacity and total sales in this prospectus and the documents incorporated by reference, the unit of electricity in watts for kilowatts (“KW”), megawatts (“MW”) and gigawatts (“GW”) is direct current (“DC”), unless otherwise noted as alternating current (“AC”).

WAIVER OF SINGAPORE CODE ON TAKE-OVERS AND MERGERS

On January 30, 2020, the Securities Industry Council of Singapore waived application of the Singapore Code on Take-overs and Mergers (the “Singapore Take-overs Code”) to us, subject to certain conditions. Pursuant to the waiver, for as long as we are not listed on a securities exchange in Singapore, and except in the case of a tender offer (within the meaning of U.S. securities laws) where the Tier 1 exemption (the “Tier 1 Exemption”) set forth in Rule 14d-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is available and the offeror relies on the Tier 1 Exemption to avoid full compliance with the tender offer rules promulgated under the Exchange Act, the Singapore Take-overs Code shall not apply to us. In connection with receipt of the waiver, the Board of Directors of SunPower Corporation (“SunPower”), our former parent company, submitted to the Securities Industry Council of Singapore a written confirmation to the effect that it was in the interests of SunPower shareholders who became holders of Maxeon Solar shares as a result of the Spin-Off that a waiver of the provisions of the Singapore Take-overs Code was obtained.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements relating to Maxeon Solar in this prospectus or the documents incorporated by reference constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements regarding: (a) our expectations regarding pricing trends, demand and growth projections; (b) potential disruptions to our operations and supply chain that may result from epidemics, natural disasters or military conflicts, including the duration, scope and impact on the demand for our products, market disruptions from the war in Ukraine and the pace of recovery from the COVID-19 pandemic; (c) anticipated product launch timing and our expectations regarding ramp, customer acceptance and demand, upsell and expansion opportunities; (d) our expectations and plans for short- and long-term strategy, including our anticipated areas of focus and investment, market expansion, product and technology focus, and projected growth and profitability; (e) our ability to meet short term and long term material cash requirements including our obligations under the long-term polysilicon supply agreement, our ability to complete an equity or debt offering or financing at favorable terms, if at all, and our overall liquidity, substantial indebtedness and ability to obtain additional financing; (f) our technology outlook, including anticipated fab utilization and expected ramp and production timelines for the Company’s Maxeon 5 and 6, next-generation Maxeon 7 and Performance line solar panels, expected cost reductions, and future performance; (g) our strategic goals and plans, including partnership discussions with respect to the Company’s next-generation technology, and our relationships with existing customers, suppliers and partners, and our ability to achieve and maintain them; (h) our expectations regarding our future performance and revenues resulting from contracted orders, bookings, backlog, and pipelines in our sales channels; (i) our fourth quarter fiscal year 2022 guidance, including shipments, revenue, gross profit, non-GAAP gross profit, operating expenses, non-GAAP operating expenses, Adjusted EBITDA, capital expenditures, out-of-market polysilicon cost, expected demand recovery and market traction for Maxeon Solar as a result of anticipated product launches and related assumptions; and (j) our projected effective tax rate and changes to the valuation allowance related to our deferred tax assets. The forward-looking statements can be also identified by terminology such as “may,” “might,” “could,” “will,” “would,” “should,” “continues,” “potential,” “predicts,” “projects,” “outlook,” “aims,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions to identify forward-looking statements.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks. The reader should not place undue reliance on these forward-looking statements, as there can be no assurances that the plans, initiatives or expectations upon which they are based will occur. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise; (2) our liquidity, substantial indebtedness, terms and conditions upon which our indebtedness is incurred and ability to obtain additional financing for our projects, customers and operations; (3) our ability to manage supply chain cost increases and operating expenses; (4) potential disruptions to our operations and supply chain that may result from damage or destruction of facilities operated by our suppliers, difficulties in hiring or retaining key personnel, epidemics, natural disasters, including impacts of the COVID-19 pandemic or the war in Ukraine; (5) our ability to manage our key customers and suppliers; (6) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (7) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing, including impacts of inflation, economic recession and foreign exchange rates upon customer demand; (8) changes in regulation and public policy, including the imposition and applicability of tariffs; (9) our ability to comply with various tax holiday requirements as well as regulatory changes or findings affecting the availability of economic incentives promoting use of solar energy and availability of tax incentives or imposition of tax duties; (10) fluctuations in our operating results and in foreign currencies in which we operate; (11) appropriately sizing, or delays in expanding, our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; (12) unanticipated impact to customer demand and sales schedules due, among other factors, to the spread of COVID-19, the war in Ukraine, economic recession and other environmental disasters; (13) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships; (14) reaction by securities or industry analysts to our quarterly guidance which, in combination with our results of operations, may cause them to cease publishing research or reports about us, or adversely change their recommendations regarding our ordinary shares, which may negatively impact the market price of our ordinary shares and volume of our stock trading; and (15) unpredictable outcomes resulting from our litigation activities or other disputes.

Some of these factors are discussed in more detail in our most recent report on Form 20-F, including under “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” and in our Form 6-K reports incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected. We provide the information in this prospectus as of the date of its cover page. We do not intend, and do not assume any obligation, to update any information or forward-looking statements set out in this prospectus as a result of new information, future events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s website, as provided below.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports and other information with the Commission, including annual reports on Form 20-F and reports on Form 6-K. The Commission maintains an Internet site that contains reports and other information regarding issuers, such as us, that file electronically with the Commission (http://www.sec.gov).

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the

Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 001-39368). These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the Commission that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

•	our Annual Report on Form 20-F for the fiscal year ended on January 2, 2022, filed with the Commission on March 24, 2022 (the “Form 20-F”);

•

our Current Report on Form 6-K furnished to the Commission on April  12, 2022, May  20, 2022, May  25, 2022, June  10, 2022, June  14, 2022, July 27, 2022, August  12, 2022, August  17, 2022, September  7, 2022, September  8, 2022, October 4, 2022, October  18, 2022, October  19, 2022 and November 10, 2022 (including Exhibit 99.1 , which includes our unaudited consolidated interim financial statements as of October 2, 2022 and for the nine month periods ended October 2, 2022 and October 3, 2021), our Current Report on Form 6-K furnished to the Commission on June  6, 2022, as amended on June  8, 2022, the “Selected Q1 Unaudited Financial Summary” portion of Exhibit 99.1 and Exhibit 99.2 of our Current Report on Form 6-K furnished to the Commission on May 26, 2022 and the “Selected Q2 Unaudited Financial Summary” portion of Exhibit 99.1 and Exhibit 99.2 of our Current Report on Form 6-K furnished to the Commission on August 18, 2022;

•

the description of our securities registered under Section  12 of the Exchange Act contained in Exhibit 2.7 of the Form 20-F, as filed with the Commission on March 24, 2022, including any amendment or report filed for the purpose of updating such description; and

•	any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K submitted to the Commission by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We and the selling shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Maxeon Solar Technologies, Ltd., Attn: Chief Legal Officer, 8 Marina Boulevard #05-02, Marina Bay Financial Centre, 018981, Singapore, telephone number +65 6338 1888. You may also obtain information about us by visiting our website at https://www.maxeon.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

PROSPECTUS SUMMARY

The Company

We are one of the world’s leading global manufacturers and marketers of premium solar technology. We have developed and maintained this leadership position through decades of technological innovation and investment, in addition to the development of sales and distribution channels supplying customers in more than 100 countries on six continents. We own and operate solar cell and panel manufacturing facilities located in Malaysia, Mexico and the Philippines and we participate in a joint venture for panel manufacturing in China with TZE. For the nine months ended October 2, 2022, 36.2% of our revenue was attributable to the U.S. and Canada, 47.5% to EMEA, 15.5% to Asia Pacific and 0.8% to other markets. During fiscal year 2021, 29.1% of our revenue was attributable to the U.S. and Canada, 43.8% to EMEA, 24.7% to Asia Pacific and 2.4% to other markets. During fiscal year 2020, 27.9% of our revenue was attributable to the U.S. and Canada, 37.0% to EMEA, 30.3% to Asia Pacific and 4.8% to other markets. During fiscal year 2019, 36.2% of our revenue was attributable to the U.S. and Canada, 28.8% to EMEA, 31.5% to Asia Pacific and 3.5% to other markets.

Our primary products are the Maxeon line of interdigitated back contact (“IBC”) solar cells and panels, and the Performance line (formerly, “P-Series”) of shingled solar cells and panels. We believe the Maxeon line of solar panels are the highest-efficiency solar panels on the market with an aesthetically pleasing design, and the Performance line of solar panels offers a high-value and cost-effective solution. The Maxeon line is primarily targeted at residential and small-scale commercial customers across the globe. The Performance line was initially targeted at the large-scale commercial and utility-scale power plant markets, but has proven to be attractive to our customers in the distributed generation (which we refer to as “DG”) markets as well. For the nine months ended October 2, 2022, 54.5% of our revenue was attributable to products in our Maxeon line and the other 45.5% was attributable to products in our Performance line. During fiscal year 2021, 61.4% of our revenue was attributable to products in our Maxeon line and the other 38.6% was attributable to products in our Performance line. 84.4% of our revenue was attributable to DG applications and 15.6% attributable to power plant applications. During fiscal year 2020, 65.5% of our revenue was attributable to products in our Maxeon line and the other 34.5% was attributable to products in our Performance line. 68.9% of our revenue was attributable to DG applications and 31.1% attributable to power plant applications. During fiscal year 2019, approximately 65.3% of our revenue was attributable to products in our Maxeon line and the other 34.7% was attributable to products in our Performance line. 69.9% of our revenue was attributable to DG applications and approximately 30.1% attributable to power plant applications.

Our proprietary technology platforms, including the Maxeon line and Performance line, target distinct market segments, serving both the DG and power plant markets. This ability to address the full market spectrum allows us to benefit from a range of diverse industry drivers and retain a balanced and diversified customer base.

We believe that our Maxeon line of IBC technology stands apart from the competition in key categories which our customers value, including product efficiency, energy yield, reliability, safety and aesthetics. We believe the combination of these characteristics enables the delivery of an unparalleled product and value proposition to our customers. Our Maxeon line products use a unique cell architecture and advanced module materials to deliver at least 20% more energy in any given amount of roof space, as compared to conventional front-contact mono-PERC panels, and come with a leading warranty coverage of 40 years in the industry.

Our Performance line technology is designed to deliver higher performance than using conventional panels. This is possible due to several patented features and improvements we have employed in our product. Some of the main differentiators from the competition for our shingled design is that in our design, standard mono-PERC cells are interconnected using electrically conductive adhesive instead of soldered metal ribbons. This technique greatly improves long-term durability, increases efficiency from reduced electrical resistance and less inactive white space between cells, and – when combined with novel electrical bussing – improves shade performance. In addition, our Performance line’s robust shingled cells and advanced encapsulant are highly resistant to thermal stresses, humidity, light and temperature-induced degradation (“LeTID”) and potential-induced degradation (“PID”).

In December 2020, we introduced an alternating current (“AC”) version of our Maxeon product to the international marketplace. We already produce a similar product for SunPower’s use in North America. These modules combine a microinverter with the module to create an integrated unit that is ready to connect to the low voltage power grid. These “AC modules” provide significant installation and energy production advantages versus traditional systems and allow us to capture an additional portion of the value of a solar installation. In 2021 we introduced an AC version of our Performance line to compliment the AC version of our Maxeon line. Since the introduction, there has been increasing demand for these AC modules.

In 2022, we introduced SunPower One, an integrated ecosystem of clean energy products and services that builds on our industry-leading panels and leverages our global distribution channels. As part of the initial launch of SunPower One, we announced a battery storage system, SunPower Reserve, an electric vehicle charger, SunPower Drive, and a consumer experience that helps homeowners better understand and manage their photovoltaic battery, and EV charging devices, view detailed information on their energy consumption, and receive personalized tips on how to maximize the most savings from their investment. These products and services are expected to ship to our installers in the first half of 2023.

We have announced our initiative to manufacture our high efficiency bifacial Performance line solar panels for the United States large-scale market through conversion of our Malaysia and Mexico facilities. In May 2021, we executed an agreement to supply approximately one GW of Performance line panels for the construction of the Gemini solar plus storage power plant project located near Las Vegas, Nevada, United States. The project is being built and will be owned and operated by Primergy Solar, LLC. The agreement calls for modules to be supplied over a four-quarter period, which started in the second quarter of 2022 and project completion is planned by the end of 2023. In November 2021, we also entered into an agreement to supply up to 400 MW of Performance line panels to TotalEnergies for the construction of the Danish Fields Solar power plant project located near Houston, Texas, United States. The order request, which provides for a prepayment, was amended in March 2022 to change the timing of the utilization of the prepayment. In March 2022, we entered into two module supply agreements with two wholly-owned subsidiaries of Cypress Creek Renewables (“CCR”). The Company will be supplying 210 MWdc of its Performance line solar panels for a utility-scale project located in Texas, as well as approximately 105 MWdc of Performance line solar panels for a utility-scale project in Washington. Deliveries are scheduled to begin in June 2023, with the final solar panel deliveries scheduled for January 2024. In June 2022, we entered into another module supply agreement with CCR, pursuant to which we will be supplying approximately 600MWdc of our Performance Series solar panels for use in CCR’s utility-scale projects located in the United States. Deliveries are scheduled to begin in April 2024, with the final solar panel deliveries scheduled for December 2024. In March 2022, we entered into an agreement to supply approximately 400MWdc of Performance line solar panels to Origis Energy Ltd for its use in utility-scale projects located in the United States, with deliveries scheduled to begin in June 2023 and end by December 2023.

In May 2021, we also announced the commercialization of our new Maxeon Air™ technology platform, which is the result of five years of research, development and testing. This new technology platform enables the production of Maxeon Air solar panels, which are conformable, ultra-light, robust and fire-certified panels that can be adhered directly to the roof without the need for racking or other mounting systems. Maxeon Air panels will be tested during the first half of 2022 with selected membrane suppliers and the product availability is scheduled to begin in 2023.

Nasdaq Listing

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “MAXN.” We currently do not plan to apply to list any other of the securities on any national securities exchange.

Corporate Information

On August 26, 2020, SunPower consummated the contribution of certain assets to the Company and the related spin-off (the “Spin-Off”) of the Company, through a pro rata distribution of SunPower’s interest in the Company to SunPower’s stockholders, into a separate, publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019 (the “Separation Agreement”), between the Company and SunPower, and the related Investment Agreement, dated as of November 8, 2019, between SunPower, the Company, TZE and, for limited purposes set forth therein, TTE Solar. Following the Spin-Off, Maxeon became an independent, public company, and Maxeon’s ordinary shares started trading on the Nasdaq Global Select Market under the symbol “MAXN.”

Our principal operational office is located at 8 Marina Boulevard #05-02, Marina Bay Financial Centre, 018981 Singapore, and our telephone number is +65 6338 1888. Our website is https://www.maxeon.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our ordinary shares.

Ordinary shares that may be offered and sold from time to time by the selling shareholders.	Up to 32,688,454 Ordinary Shares, including (i) 10,994,431 Ordinary Shares acquired by TTE Group and 8,915,692 Ordinary Shares acquired by TZE SG in connection with the Spin-Off; (ii) 1,870,000 Ordinary Shares acquired by TZE SG in connection with the TZE SG Private Placement (as such term is defined in the “Selling Shareholders” section); and (iii) 10,908,331 Ordinary Shares issuable upon conversion of the 2027 Notes, including PIK Interest Shares issuable upon conversion of the PIK Notes (as such terms are defined in the “Selling Shareholders” section), if any, and any Interest Payment Ordinary Shares (as such term is defined in the “Selling Shareholders” section). The 2027 Notes and the 1,870,000 Ordinary Shares acquired by TZE SG in connection with the TZE SG Private Placement were issued in transactions exempt from the registration requirements of the Securities Act.

Offering Prices	The ordinary shares offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the selling shareholders may determine. See “Plan of Distribution.”

Use of Proceeds	All of the ordinary shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales. See “Use of Proceeds.”

Market for our ordinary shares	Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “MAXN.”

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” on page 11 of this prospectus and other documents incorporated by reference herein, for a description of certain of the risks you should consider before investing in our ordinary shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in “Item 3. Key Information—3.D. Risk Factors” of the Form 20-F and in Exhibit 99.2 of our Current Reports on Form 6-K filed with the Commission on May 26, 2022 and August 18, 2022, which are incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the Commission. Please see the sections of this prospectus entitled “Special Note Regarding Forward-Looking Statements” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The selling shareholders will receive all of the proceeds from the sale of the Ordinary Shares offered by this prospectus. For information about the selling shareholders, see “Selling Shareholders” beginning on page 13 of this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 32,688,454 Ordinary Shares. None of our selling shareholders received any of our securities as compensation for underwriting services. We will not receive any proceeds from the resale of the Ordinary Shares by the selling shareholders.

Spin-Off

Up to 19,910,123 Ordinary Shares registered for resale hereunder were acquired by the selling shareholders in connection with the Spin-Off. Pursuant to the Separation Agreement, each SunPower shareholder, including the selling shareholders identified in the table below, received one of our ordinary shares for every eight SunPower shares held as of the close of business on August 17, 2020, the record date for the Spin-Off. We are registering the resale of such Ordinary Shares as required by the Registration Rights Agreement.

TZE SG Private Placement

Up to 1,870,000 Ordinary Shares registered for resale hereunder were acquired by TZE SG in a private placement exempt from the registration requirements of the Securities Act (the “TZE SG Private Placement” and the 1,870,000 ordinary shares issued thereunder, the “Private Placement Shares”) pursuant to the ordinary shares purchase agreement that we entered into with TZE SG, dated as of April 13, 2021 (the “Purchase Agreement”). In connection with entering into the Purchase Agreement, the parties agreed to treat the Private Placement Shares as “Registrable Securities” under the terms of the Registration Rights Agreement. Therefore, we are registering the resale of the Private Placement Shares as required by the Registration Rights Agreement.

2027 Notes

Up to 10,908,331 Ordinary Shares registered for resale hereunder are issuable upon conversion of certain 7.5% first lien senior secured convertible notes due 2027 (the “2027 Notes”), including any ordinary shares issuable upon conversion of any PIK Notes (“PIK Interest Shares”), issued by us to TZE SG, an affiliate of our shareholder, TZE, or any Interest Payment Ordinary Shares (as defined herein). The 2027 Notes were issued in a transaction exempt from registration requirements of the Securities Act. We are registering the resale of such Ordinary Shares as required by the TZE SG Registration Rights Agreement.

The terms of the 2027 Notes require the initial 3.5% of the total 7.5% interest to be payable solely in cash; however, for the remaining 4.0% of interest payable, the terms allow us to issue additional 2027 Notes (“PIK Notes”) and choose between paying interest on the 2027 Notes in cash, as pay-in-kind interest (whereby interest is payable by the automatic increase of the principal amount of the 2027 Notes on each interest payment date by the amount of the relevant portion of the accrued interest payable at that time (“PIK Interest”) at a rate of 7.5% per annum), or, subject to certain conditions, by directly issuing ordinary shares (“Interest Payment Ordinary Shares”) in lieu of interest cash payment (or a combination of any two or more of such forms of payment). Any PIK Notes that we issue shall have the same terms and conditions as the 2027 Notes pursuant to the indenture that we entered into with the guarantors named therein, Deutsche Bank Trust Company Americas and DB Trustees (Hong Kong), dated as of August 17, 2022, in connection with the issuance of the 2027 Notes, including, among others, accruing interest at a rate per annum equal to 7.5%. If we choose to make all or a portion of the interest payments for the remaining 4.0% of interest payable on the 2027 Notes as PIK Interest over such term of the 2027 Notes or as Interest Payment Ordinary Shares, the number of ordinary shares issuable upon conversion of the 2027 Notes will increase over time. As a result, the Ordinary Shares being registered for resale by the selling shareholders pursuant to this prospectus includes 1,959,701 Ordinary Shares, representing the maximum number of PIK Interest Shares we would be obligated to issue upon conversion of the PIK Notes or as Interest Payment Ordinary Shares for the remaining 4.0% of interest payable.

Selling Shareholders’ Table

The selling shareholders identified in the table below may from time to time offer and sell under this prospectus any or all of the Ordinary Shares described under the column “Ordinary Shares Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling shareholders as of the dates represented in the footnotes accompanying the table. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling shareholder, the nature of any position, office or other material relationship, if any, that the selling shareholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of ordinary shares beneficially owned by the selling shareholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable Commission rules, beneficial ownership includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares which the person has the right to acquire within 60 days after October 31, 2022 through the exercise of warrants, options or rights and the vesting of restricted stock units.

We have assumed that all Ordinary Shares reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of ordinary shares that will be held by the selling shareholders upon termination of the offering covered by this prospectus because the selling shareholders may offer some, all or none of their Ordinary Shares being offered in the offering.

	Ordinary Shares Beneficially Owned Before this Offering			Ordinary Shares Being Offered in this Offering		Ordinary Shares to be Beneficially Owned After this Offering(5)
	Number		Percentage(4)	Number		Number	Percentage
Selling Shareholder(1)
TCL Zhonghuan Renewable Energy Technology Co., Ltd.(6)	19,734,322	(2)	36.6%	21,694,023	(2)(3)	—	—%
TotalEnergies SE(7)	10,994,431		20.4%	10,994,431		—	—%

(1)	All information as of October 31, 2022.
(2)

Includes (i) 10,785,692 ordinary shares beneficially owned by TCL Zhonghuan Renewable Energy Technology Co., Ltd. (formerly known as Tianjin Zhonghuan Semiconductor Co., Ltd.) (“TZE”) and (ii) the ordinary shares issuable upon conversion of the 2027 Notes. Excludes TZE’s outstanding options to purchase a certain amount of our ordinary shares pursuant to the option agreement entered into between us and TZE on August 26, 2020, which expires on July 15, 2025.

(3)

Includes 10,785,692 outstanding ordinary shares beneficially owned by TZE following the consummation of the Spin-Off and the TZE SG Private Placement, and 10,908,331 ordinary shares representing the maximum number of ordinary shares issuable upon conversion of the 2027 Notes, including PIK Interest Shares issuable upon conversion of PIK Notes or Interest Payment Ordinary Shares issuable in lieu of cash payment of interest, assuming payment of all amounts due with respect to the remaining 4.0% of interest payable as PIK Interest or as Interest Payment Ordinary Shares.

(4)

Based on a denominator equal to the sum of (a) 45,016,451 ordinary shares outstanding on October 31, 2022, and (b) the number of ordinary shares issuable upon exercise or conversion of convertible securities within 60 days of October 31, 2022 beneficially owned by the applicable selling shareholder.

(5)

Assumes that all Ordinary Shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling shareholders acquire additional ordinary shares after the date of this prospectus and prior to completion of this offering.

(6)

Based on the information contained in an amended Schedule 13D filed with the Commission on August 18, 2022 by Zhonghuan Singapore Investment and Development Pte. Ltd., Zhonghuan Singapore Investment and Development Pte. Ltd. is a direct wholly owned subsidiary of TZE. TZE has shared voting and dispositive power over 10,785,692 ordinary shares. TZE is also deemed to be a beneficial owner of, and has shared voting and dispositive power over, an additional 8,948,630 ordinary shares issuable upon conversion of the 2027 Notes. The address of TZE is No. 12 East Haitai Road, Huayuan Industrial Park, Hi-tech Industrial Zone, Tianjin, 300384, People’s Republic of China.

(7)

Based on the information contained in a Schedule 13D filed with the Commission on September 8, 2020, as amended on November 1, 2022, by the TTE Group. TTE Solar is a direct wholly owned subsidiary of TTE Gaz, which is an indirect wholly owned subsidiary of TotalEnergies. Each member of the TTE Group has shared voting and dispositive power over 10,994,431 ordinary shares. The address of each member of the TTE Group is 2, place Jean Millier, La Défense 6, 92400 Courbevoie, France.

Material Relationships with Selling Shareholders

Under the terms of the Shareholders Agreement that we entered into with TTE Solar, TTE Gaz and TZE SG on August 26, 2020 (the “Shareholders Agreement”), each of TZE, on the one hand, and the TTE Group, on the other hand, has the right to designate a certain number of individuals to our board of directors based on each entity’s respective share ownership. As of the date of this prospectus, three of our directors are designated by TZE and another three of our directors are designated by the TTE Group.

DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

Our issued and outstanding share capital consists of ordinary shares. We have 45,016,451 ordinary shares issued and outstanding as of October 31, 2022, excluding 3,292,010 ordinary shares that may be granted in the future under our share incentive plans. We currently only have one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members kept and maintained by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”).

Our ordinary shares have no par value and there is no concept of authorized share capital under Singapore law. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our ordinary shares who has fully paid up all amounts due with respect to such ordinary shares will not be subject under Singapore law to any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such ordinary shares. We believe this interpretation is substantively consistent with the concept of “non-assessability” under the Delaware General Corporation Law, which provides that a share of a Delaware corporation’s common stock is fully paid and non-assessable if such share has been issued for consideration having a value at least equal to the par value of such share and if the holder is not required to contribute additional amounts of capital or pay additional amounts to the corporation with respect to such share. We cannot, except in the circumstances permitted by the Companies Act 1967 of Singapore (the “Singapore Companies Act”), grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares. Except as described above in “Waiver of Singapore Code on Take-Overs and Mergers”, there are no limitations in our constitution (“Constitution”) or Singapore law on the rights of shareholders not resident in Singapore to hold or vote in respect of our ordinary shares.

Under Singapore law, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier of:

•	the conclusion of the next annual general meeting;

•	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months of our financial year end); and

•	any subsequent revocation or variation of such approval by our shareholders in a general meeting.

Subject to this and the provisions of the Singapore Companies Act, our Constitution and the Shareholders Agreement, all new shares are under the control of our board of directors who may allot and issue new shares and instruments convertible into shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

Preference Shares

Under the Singapore Companies Act, different classes of shares in a public company may be issued only if (a) the issue of the class or classes of shares is provided for in the constitution of the public company and (b) the constitution of the public company sets out in respect of each class of shares the rights attached to that class of shares. Subject to the Shareholders Agreement, our Constitution provides that we may issue shares of a different class with preferential, deferred, qualified or special rights, privileges, conditions or restrictions with respect to dividends, return of capital, voting or otherwise, as our board of directors may determine from time to time, and that such shares may be issued which are, or at the option of the Company are, liable to be redeemed (on such terms and manner of redemption as determined by our board of directors) provided that the terms of such preference shares are set out in the Constitution and the issuance of such preference shares is approved by shareholders at a general meeting.

We may, subject to the Shareholders Agreement, Singapore Companies Act and the prior approval in a general meeting of our shareholders, issue preference shares which are, or at our option, subject to redemption provided that such preference shares may not be redeemed out of capital unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the solvency statement with ACRA.

Further, the shares must be fully paid-up before they are redeemed.

TZE SG Registration Rights Agreement

On August 17, 2022, in connection with the issuance of the 2027 Notes, the Company and TZE SG entered into the TZE SG Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company shall use its reasonable best efforts to keep the registration statement of which this prospectus forms a part continuously effective in order to permit the sales of all of the Ordinary Shares issuable upon conversion of the 2027 Notes and any PIK Notes on any day after the registration statement of which this prospectus forms a part has been declared effective by the Commission, for so long as the securities registered under the registration statement of which this prospectus forms a part continue to constitute the Ordinary Shares under the TZE SG Registration Rights Agreement. If the registration statement of which this prospectus forms a part ceases to be effective, we shall promptly notify each holder and shall file with the Commission another shelf registration statement within 20 business days, in accordance with the terms and conditions of the TZE SG Registration Rights Agreement. We will generally pay all expenses incurred in connection with the registration statement of which this prospectus forms a part, except for any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Ordinary Shares. The TZE SG Registration Rights Agreement also provides for customary indemnification obligations of both the Company and TZE SG in connection with any registration statement.

Registration Rights Agreement

On August 26, 2020, in connection with the Spin-Off, the Company entered into the Registration Rights Agreement with TTE Solar, TTE Gaz and TZE SG pursuant to which the Company granted TTE Solar, TTE Gaz and TZE SG certain registration rights.

Under the Registration Rights Agreement, TTE Solar, TTE Gaz and TZE SG each generally have the right to require the Company to file a registration statement for the offer and sale of the Company shares owned by TTE Solar, TTE Gaz and TZE SG, including the Private Placement Shares, subject to certain limitations. In addition, if the Company registers any of its securities either for its own account or the account of a security holder other than TTE Solar, TTE Gaz or TZE SG, then TTE Solar, TTE Gaz and TZE SG will each have the right, subject to certain limitations, to include Company shares owned by it in that registration. The Company will generally pay all expenses relating to any such registration, except for any underwriting discounts, selling commissions and stock transfer taxes. The Registration Rights Agreement also provides for customary indemnification obligations of Maxeon Solar and TTE Solar, TTE Gaz and TZE SG in connection with any registration statement.

PLAN OF DISTRIBUTION

We are registering Ordinary Shares on behalf of the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares in open market or in private transactions or using a combination of these methods. These dispositions may be at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling shareholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell ordinary shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such ordinary shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus.

In connection with the sale of the Ordinary Shares or interests in Ordinary Shares, the selling shareholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The selling shareholders may also sell Ordinary Shares short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker- dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as it may be engaged in a distribution of the Ordinary Shares, which may affect the marketability of the Ordinary Shares.

The aggregate proceeds to the selling shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the Ordinary Shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We plan to keep the registration statement of which this prospectus constitutes a part effective until all of the shares registered on the registration statement have been sold or they are able to be sold without limitation during a three-month period under Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to Singapore law and with respect to the validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by White & Case Pte. Ltd., Singapore. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of January 2, 2022 and for each of the two years in the period ended January 2, 2022 of Maxeon Solar Technologies, Ltd. appearing in Maxeon Solar Technologies, Ltd.’s Annual Report (Form 20-F) for the year ended January 2, 2022, and the effectiveness of Maxeon Solar Technologies, Ltd.’s internal control over financial reporting as of January 2, 2022 have been audited by Ernst & Young LLP (Singapore), a member firm of Ernst & Young Global Limited (EYG) and independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined financial statements for the year ended December 29, 2019 of Maxeon Solar Technologies, Pte. Ltd. (now known as Maxeon Solar Technologies, Ltd.) appearing in Maxeon Solar Technologies, Ltd.’s Annual Report (Form 20-F) for the year ended January 2, 2022 have been audited by Ernst & Young LLP, the United States member firm of EYG and independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are incorporated under the laws of Singapore and certain of our officers and directors are or will be residents outside of the United States. Moreover, most of our assets are located outside of the United States. Although we are incorporated outside of the United States, we have agreed to accept service of process in the United States through our agent designated for that specific purpose.

There is no treaty in force between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, such that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. Additionally, there is doubt whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in a suit brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States, unless the facts surrounding such a violation would constitute or give rise to a cause of action under Singapore law. Accordingly, it may be difficult for investors to enforce against us, our directors or our officers in Singapore, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$58,069
FINRA filing fee	$—
Legal fees and expenses	$150,000
Accounting fees and expenses	$95,000
Printing expenses	$12,000
Total	$315,069

Item 8.	Indemnification of Directors and Officers.

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, a contract with the company or otherwise) that purports to exempt or indemnify the officers of a company (including directors) (to any extent) against any liability which by law would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust, of which they may be guilty in relation to the company is void. However, the Singapore Companies Act specifically provides that we are allowed to: purchase and maintain for any officer insurance against any liability which by law would otherwise attach to such officer in respect of any negligence, default, breach of duty or breach of trust of which such officer may be guilty in relation to us; indemnify any officer against liability incurred by the officer to a person other than the company, except when the indemnity is against: (a) any liability of the officer to pay: (i) a fine in criminal proceedings; or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the officer: (i) in defending criminal proceedings in which the officer is convicted; (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against the officer; or (iii) in connection with an application for relief under Sections 76A(13) or 391 of the Singapore Companies Act in which the court refuses to grant the officer relief; indemnify any auditor against any liability incurred or to be incurred by such auditor in defending any proceedings (whether civil or criminal) in which judgment is given in such auditor’s favor or in which such auditor is acquitted; or indemnify any auditor against any liability incurred or to be incurred by such auditor in connection with any application under Sections 76A(13) or 391 of the Singapore Companies Act in which relief is granted to such auditor by the court.

Our Constitution provides that, subject to the provisions of the Singapore Companies Act and any other applicable law, every director, chief executive officer, auditor, secretary or other officer of our company shall be entitled to be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties or in relation thereto and in particular and without prejudice to the generality of the foregoing, no director, secretary or other officer of our company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen to or be incurred by our company in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from their liability for their negligence, default, breach of duty or breach of trust.

The limitation of liability and indemnification provisions in our Constitution may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 9.	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that (A) paragraphs (a)(1)(i) and (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in this registration statement, and (B) paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1	Registration Rights Agreement dated August 17, 2022 by and between the Company and Zhonghuan Singapore Investment and Development Pte. Ltd. (incorporated by reference to Exhibit 99.3 to the Form 6-K filed with the Commission on August 17, 2022)

2.2	Registration Rights Agreement dated August 26, 2020, by and among the Company, Zhonghuan Singapore Investment and Development Pte. Ltd., Total Gaz Electricité Holdings France SAS (now known as TotalEnergies Gaz & Electricité Holdings SAS) and Total Solar INTL SAS (now known as TotalEnergies Solar INTL SAS) (incorporated by reference to Exhibit 99.10 to the Form 6-K filed with the Commission on August 27, 2020)

4.1	Form of Specimen Share Certificate (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Form 20-F filed with the Commission on July 31, 2020)

4.2†	Convertible Notes Purchase Agreement dated August 12, 2022, by and among the Company, the Guarantors named therein and Zhonghuan Singapore Investment and Development Pte. Ltd. (incorporated by reference to Exhibit 99.1 to the Form 6-K filed with the Commission on August 12, 2022)

4.3†	Indenture dated August 17, 2022, by and among the Company, the Guarantors named therein, Deutsche Bank Trust Company Americas and DB Trustees (Hong Kong) Limited (incorporated by reference to Exhibit 99.1 to the Form 6-K filed with the Commission on August 17, 2022)

4.4	Form of 2027 Note, representing the Company’s 7.5% first lien senior secured convertible notes due 2027 (incorporated by reference to Exhibit 99.2 to the Form 6-K filed with the Commission on August 17, 2022)

4.5	Supplemental Indenture No.1 dated September 30, 2022, by and among the Company, Deutsche Bank Trust Company Americas and DB Trustees (Hong Kong) Limited (incorporated by reference to Exhibit 99.1 to the Form 6-K filed with the Commission on October 4, 2022)

4.6	Supplemental Indenture No. 2 dated October 14, 2022, by and among the Company, SunPower Systems Sárl, Deutsche Bank Trust Company Americas and DB Trustees (Hong Kong) Limited (incorporated by reference to Exhibit 99.1 to the Form 6-K filed with the Commission on October 18, 2022)

4.7	Supplemental Indenture No. 3 dated October 14, 2022, by and among the Company, SunPower Philippines Manufacturing Ltd., Deutsche Bank Trust Company Americas, DB Trustees (Hong Kong) Limited and Rizal Commercial Banking Corporation – Trust and Investments Group (incorporated by reference to Exhibit 99.2 to the Form 6-K filed with the Commission on October 18, 2022)

4.8	Ordinary Share Purchase Agreement, dated April 13, 2021, by and between the Company and Zhonghuan Singapore Investment and Development Pte. Ltd. (incorporated by reference to Exhibit 99.2 to the Form 6-K filed with the Commission on April 16, 2021)

5.1	Opinion of White & Case Pte. Ltd., Singapore legal counsel to the Registrant

23.1	Consent of White & Case Pte. Ltd., Singapore (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

107	Filing fee table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.
†

Portions of this exhibit have been redacted pursuant to Item 4(a) under Instructions as to Exhibits in Form 20-F and Item 601(b)(10)(iv) of Regulation S-K because the Company customarily and actually treats the redacted information as private or confidential and the omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on November 10, 2022.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Mark Babcock
Mark Babcock
Interim Chief Executive Officer

Each person whose signature appears below authorizes Mark Babcock and Kai Strohbecke, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form F-3 relating to the offering and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 10, 2022.

Signature	Title

/s/ Mark Babcock Mark Babcock	Interim Chief Executive Officer (Principal Executive Officer)

/s/ Kai Strohbecke Kai Strohbecke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kris Sennesael Kris Sennesael	Director

/s/ Donald Colvin Donald Colvin	Director

/s/ Steve Leonard Steve Leonard	Director

/s/ Erick Chabanne Erick Chabanne	Director

/s/ Nikita Taldykin Nikita Taldykin	Director

Signature	Title

/s/ Yanbing Jiang Yanbing Jiang	Director

/s/ ZHANG Changxu ZHANG Changxu	Director

/s/ Sean Wang Sean Wang	Director

/s/ Gavin Adda Gavin Adda	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Mark Babcock, the duly authorized representative of the Registrant in the United States, has signed this registration statement, solely in the capacity of the duly authorized representative, on November 10, 2022.

By:	/s/ Mark Babcock
Name: Mark Babcock
Title: Interim Chief Executive Officer